Exhibit 99.1

Tidewater to Present at the Louisiana Energy Annual Conference

NEW ORLEANS, November 22, 2006 – Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer, will present at the Louisiana Energy Conference in New Orleans on Wednesday, November 29, 2006 at 1:00 p.m. CST (2:00 p.m. Eastern). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 3:00 p.m. CST on November 29, 2006.

Tidewater Inc. owns over 491 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett - (504) 566-4506